UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

	FORM	8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 1, 2024
Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483		47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1701 East Mossy Oaks Road,	Spring,	TX	77389
(Address of principal executive offices)			(Zip code)

(678)	259-9860
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 21, 2023, the HR and Compensation Committee (“HRC Committee”) of the Board of Directors of Hewlett Packard Enterprise Company (“HPE” or the “Company”) approved the performance metric weightings and target achievement levels for our executive officers, including our named executive officers, under HPE’s fiscal 2024 annual incentive program (“AIP”), which provides the annual cash bonus opportunity under the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan.

On April 1, 2024, the HRC Committee revised the performance metrics and their respective weightings (but not the related target achievement level) applicable to the AIP opportunity for one of our named executive officers, Neil MacDonald, in order to better reflect the operational results that are key to evaluating performance in connection with his role as Executive Vice President and General Manager of the recently formed Server reporting segment (which combines the prior reporting segments of High Performance Computing & Artificial Intelligence and Compute). Specifically, the HRC Committee approved use of the following performance metrics: FY24 Server revenue, FY24 Server segment operating profit, FY24 AI hardware orders, and FY24 Server services orders, with the goals for each such metric aligned to those developed internally at the end of FY23 for FY24 financial planning purposes. All other AIP terms and conditions remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: April 1, 2024	By:	/s/ David Antczak
	Name:	David Antczak
	Title:	Senior Vice President, General Counsel and Corporate Secretary